Exhibit 99.1

NEWS RELEASE for December 18, 2003 at 8:00 AM EDT

Contact:	Allen & Caron Inc	World Fuel Services Corporation
	Jesse Deal (Investors)	Francis X Shea, CFO & EVP
	jesse@allencaron.com	fshea@wfscorp.com
	(212) 691-8087	(305) 428-8000
	or	United Airlines
	Len Hall (Media)	Robert M. Sturtz
	len@allencaron.com	(847) 700-4361
	(949) 474-4300	bob.sturtz@ual.com
Morgan Stanley
Randy O’Connor
(212) 761-5086
randall.o’connor@morganstanley.com

WORLD FUEL SERVICES CORPORATION ENTERS INTO FUEL PROCESSING

AGREEMENT WITH MORGAN STANLEY AND UNITED AIRLINES

MIAMI, FL (December 18, 2003) … World Fuel Services Corporation (NYSE:INT), a global leader in the marketing and financing of marine and aviation fuel products and related services, announced today that it has entered into an agreement with Morgan Stanley Capital Group and United Airlines to provide back-office processing and other services for a number of third-party supply contracts held by United with flag carriers fueling at domestic hub airports.

“This agreement is further validation of our business model, which is focused on providing ‘best in class’ fuel services to airlines looking to out-source non-core functions and to suppliers looking to mitigate risk and rationalize processing related to sales,” said Paul Stebbins, Chairman and Chief Executive Officer of World Fuel. “We believe our ability to add value in the supply chain to Morgan Stanley and United Airlines is indicative of a growing trend in the transportation fuels business.”

“Under Chapter 11, United has been re-engineering many aspects of its business including fuel purchasing, and World Fuel has demonstrated an ability to add value in this process,” said Robert Sturtz, General Manager of United Aviation Fuels Corporation.

About World Fuel Services Corporation

Headquartered in Miami, FL, World Fuel Services Corporation is a global leader in the downstream marketing and financing of aviation and marine fuel products and related services. As the marketer of choice in the aviation and shipping industries, World Fuel Services Corporation provides fuel and services at more than 2,000 airports and seaports worldwide. With over 30 offices strategically located throughout the world, World Fuel Services offers its customers a value-added outsource service for the supply, quality control, logistical support and price risk management of marine and aviation fuel. The Company’s global team of market makers provides deep domain expertise in all aspects of marine and aviation fuel management. For more information, call (305) 428-8000 or visit www.worldfuel.com.

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WORLD FUEL AGREEMENT W/ MORGAN STANLEY AND UNITED AIRLINES

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About United Airlines

United Aviation Fuels Corporation is the fuel purchasing unit of United Airlines, the second largest air carrier in the world. With hubs in Chicago, Denver, Los Angeles, San Francisco and Washington, D.C., and key international gateways in Tokyo, London, Frankfurt, Miami and Toronto, United flies to 109 destinations in 23 countries. United’s 65,000-plus employees worldwide bring people together safely, conveniently and efficiently more than 1,800 times a day. United’s customers also enjoy access to more than 700 destinations around the world through Star Alliance, the leading global airline network. http://www.united.com

About Morgan Stanley Capital Group

Morgan Stanley is one of the world’s largest diversified financial services companies, with a reputation for excellence in advice and execution on a global scale. The Firm enjoys leading franchises in three attractive businesses: Global Securities, where Morgan Stanley serves individual and institutional investors and investment banking clients; Global Asset Management, with its highly rated Morgan Stanley and Van Kampen funds; and Global Credit Card Services, with the Discover Card, held by 40% of U.S. households, as well as a growing Morgan Stanley card business in the United Kingdom. http://www.morganstanley.com

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the management of growth, fluctuations in world oil prices or foreign currency, major changes in political, economic, regulatory, or environmental conditions, the loss of key customers, suppliers or key members of senior management, uninsured losses, competition, credit risk associated with accounts and notes receivable, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

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